MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT dated as of April 1, 2009.

BETWEEN:

RIO PLATA EXPLORATION CORP.,  a body corporate with an office at Suite 1120 – 470 Granville Street, Vancouver, British Columbia, V6C 1V5

(herein called the "Corporation")

OF THE FIRST PART

AND:

0847473 B.C. LTD., dba MICRO CAP,  a body corporate with an office at Suite 1120 – 470 Granville Street, Vancouver, British Columbia, V6C 1V5

(herein called "Micro Cap")

OF THE SECOND PART

WHEREAS the Corporation is a company active in mineral exploration and plans to conduct an initial public offering an listing on the TSX Venture Exchange; and

WHEREAS Micro Cap has personnel experienced in the management and operation of public corporations; and

WHEREAS the Corporation is prepared to retain Micro Cap to provide day-to-day management services and personnel to the Corporation upon the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants of the parties hereinafter provided, the parties hereto agree as follows:

1.

The Corporation does hereby retain Micro Cap and Micro Cap hereby agrees to accept such retainer subject to, and in accordance with, the provisions of this Agreement from the date hereof until termination as hereinafter provided.

2.

The Corporation shall pay to Micro Cap a monthly management fee of $3,500.00 plus GST (the “Management Fee”) for:

(a)

the non-exclusive services of the  following personnel (the “Personnel”) each of whom shall serve as a director and officer of the Corporation, as designated:

(i)

Robert Bell, President and CEO

(ii)

Richard Novis, Corporate Secretary

and,

(b)

the provision of office space and administrative services to the Corporation (the costs of which are include in the Management Fee).

4.

Micro Cap will provide these services to the Corporation on a fee for service basis, at no time shall the Personnel be construed as employees of the Corporation.

5.

The Management Fee shall be paid by the Corporation to Micro Cap on the first day of each month of the term of this Agreement.

6.

Micro Cap shall cause each of the Personnel to well and faithfully serve the Corporation or any subsidiary of the Corporation and to use his best efforts to promote the interests of the Company during the term of this Agreement.

7.

The term of this Agreement shall be continuous, and may only be terminated as follows:

(a)

by mutual agreement of the parties; or

(b)

by either party, upon the provision of  six-months advance written notice of one party to the other.

8.

The Corporation agrees to reimburse Micro Cap for all reasonable postage, courier, telecommunications, travel, parking and other out-of-pocket expenses and disbursement incurred by Micro Cap in the performance of its duties and responsibilities herein.  Reimbursement of such expenses shall be made by the Corporation on a monthly basis and shall be subject to the presentation by Micro Cap of reasonable expense account records including supporting invoices and other records of expenditure.

9.

Micro Cap covenants and agrees that it and the Personnel will not at any time use or disclose to any person, firm or company any confidential information directly relating to the Corporation which may have been acquired by it or the Personnel in the course of or incidental to Micro Cap's retainer by the Corporation.

10.

The parties to this Agreement recognize that a breach by Micro Cap of any of the covenants herein contained would result in damages to the Corporation and that the Corporation could not adequately be compensated for such damages by monetary award.  Accordingly, Micro Cap agrees that in the event of any such breach, in addition to all other remedies available to the Corporation at law or in equity, the Corporation will be entitled as a matter of right to apply to a court of competent equitable jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provision of this Agreement.

11.

Micro Cap expressly agrees that this Agreement shall be terminable by the Corporation, without notice or compensation, in the event of the existence of Just Cause for the termination.  For the purposes hereof, "Just Cause" means any act or cause of conduct which at law constitutes just cause and shall expressly be deemed to include:

(a)

the breach by Micro Cap of any of the terms of its duties and obligations herein; and

(b)

the continued failing by Micro Cap to substantially perform its duties according to the terms of this Agreement after the Corporation has given Micro Cap reasonable notice of such failure and a reasonable opportunity to correct it.

12.

This Agreement may not be assigned by either party.

13.

Any notice under this Agreement shall be given in writing and delivered to the party to receive such notice at the address of the party indicated on the face page hereof, or at such other address as any party may hereafter designated by notice in writing.  Such notice shall be effective forthwith from the date of delivery.

14.

This Agreement represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties and may not be amended or otherwise modified except by an instrument in writing signed by both parties.

15.

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

16.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

17.

Each of the parties hereto shall execute and deliver all such further assurances as are reasonably required in order to carry out the true intent and meaning of these presents.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the year and date first above written

RIO PLATA EXPLORATION CORP.		0847473 B.C. LTD.

Per:	/s/ Richard Novis	Per:	/s/ Robert Bell
	Richard Novis, Director		Robert Bell, President